UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2013

STALAR 1, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52971	26-1402640
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

317 Madison Ave., Suite 1520, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

(212) 953-1544 Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Pursuant to a letter agreement, with an acceptance date of October 11, 2013, Dr. Steven Fox, the President, CEO, CFO and COO of Stalar 1, Inc. (the “Company”), the majority stockholder of the Company, agreed to transfer 872,950 shares of Common Stock of the Company, to Steven Rosenfeld for nominal consideration and his agreement to reimburse Dr. Fox for 42.70% of the operating expenses of the Company. Following the transfer of such shares, Mr. Rosenfeld will own approximately 42.70% of the outstanding Common Stock of the Company and Dr. Fox will own 53.90 % of the outstanding Common Stock of the Company.

Steven Rosenfeld is an executive officer and director of Stalar 5, Inc., a Delaware corporation, which is an affiliate of the Company by virtue of Dr. Steven Fox’s controlling interest in Stalar 5, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALAR 1, INC.

Date: October 17, 2013	By:	/s/Steven R. Fox
Steven R. Fox, President, Chief Executive Officer,
Chief Operating Officer, and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
99.	Letter Agreement, with an acceptance date of October 11, 2013, between Dr. Fox and Dr. Rosenfeld.